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                                EXHIBIT 23e


                CONSENT OF PROFESSIONAL BANK SERVICES, INC.
             FINANCIAL ADVISOR FOR UNITED WHITLEY CORPORATION
                         AND BANK OF WILLIAMSBURG

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                       CONSENT OF INVESTMENT BANKER


     We consent to the inclusion of our fairness opinion letter addressed to the Board of Directors of United Whitley Corporation and Bank of Williamsburg and the references to and summary of our fairness opinion analysis in the Prospectus/Proxy Statement, which is part of the Registration Statement, and to the inclusion of our report of our fairness opinion analysis as an exhibit to the Prospectus/Proxy Statement.

                              PROFESSIONAL BANK SERVICES, INC.


                              By:   /s/ Christopher L. Hargrove
                                   -----------------------------
                                   Christopher L. Hargrove
                                   Vice President

Louisville, Kentucky
August 17, 1995